Exhibit 99.1


Empire Global Corp. Engages Merriman Capital as Capital Markets Advisor

San Francisco, CA & New York, NY - September 24, 2015. Merriman Capital, Inc. ("Merriman"), a wholly owned subsidiary of Merriman Holdings, Inc. (OTCQB:MERR), and Empire Global Corp. (OTCQB: EMGL) ("Empire" or the "Company") are pleased to announce that Merriman has been engaged to act as capital market advisor and placement agent to assist Empire in its evaluation and financing of acquisitions of licensed on-line and off-line gaming companies.

Empire, a publicly traded company that provides legal and regulated online and offline gaming and wagering to its customers throughout Italy, has recently announced a number of business developments and potential acquisitions in Italy and other jurisdictions where Merriman's resources will significantly assist and guide the Company through due diligence, valuations, financing options, and other functions. Merriman's Capital Market Advisory Group is working with Empire to drive successful capital market interactions. Merriman's advisory clients benefit from traditional brokerage services, as well as support from Merriman's corporate finance, communications, investor relations, and strategic resources.

"The engagement of Merriman signals confidence in Empire's business plan and will create long-term value for our shareholders," stated Michele Ciavarella, Chairman and CEO of Empire Global Corp. "We are very pleased to have engaged Merriman, a leading full service investment bank with a strong record of success and experience in the gaming space, to provide us with advice and guidance through the evaluation of several potential acquisitions."

About Merriman Capital

Merriman Capital, Inc. is a full service investment bank and Broker-Dealer that facilitates efficient capital formation through a proprietary digital network, and offers Capital Markets Advisory and comprehensive Corporate Brokerage services for public and private companies. The firm also provides equity and options execution services for sophisticated investors and differentiated research for high growth companies. Merriman Capital, Inc. is a wholly owned brokerage subsidiary of Merriman Holdings, Inc. (OTCQB:MERR) and is a leading advisory firm for publicly traded, high-growth companies.

Digital Capital Network, powered by Merriman Capital, is a capital marketplace that enables highly targeted and more efficient execution of transactions. Please visit our website for more information on how you can be a part of our Digital Capital Network: http://www.digitalcapitalnetwork.com

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

About Empire

Empire Global Corp., together with its wholly owned subsidiary, Multigioco Srl, provides online gaming services mainly consisting of online and offline wagering through our licensed gaming website www.newgioco.it as well as neighbourhood betting shops situated throughout Italy.

Empire Global Corp. is a company focused on developing world-class products and services in the regulated global online gambling industry with specialization in the online sports betting vertical. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing licensed operators in geographically diversified jurisdictions. We seek to create long-term value for our investors and positive economic influence with the companies and the communities we invest in through our commitment to responsible gaming and the clients we serve. Additional information is available on our corporate website at www.emglcorp.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends,' "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Factors which may cause such differences include the Company's ability to complete additional acquisitions, expand our distribution, increase our client base and other risks disclosed in the Company's SEC filings. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.

AT MERRIMAN CAPITAL:
Gary Abbott
415-248-5639 / gabbott@merrimanco.com

INVESTOR RELATIONS CONTACT:
Andrew Barwicki
516-662-9461 / andrew@barwicki.com